Exhibit 10.43

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 10 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 10 to Second Amended and Restated Master Repurchase Agreement, dated as of November 21, 2019 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain (i) Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended by Amendment No. 1, dated as of August 25, 2017, Amendment No. 2, dated as of January 12, 2018, Amendment No. 3, dated as of March 9, 2018, Amendment No. 4, dated as of April 2, 2018, Amendment No. 5, dated as of June 4, 2018, Amendment No. 6, dated as of October 23, 2018, Amendment No. 7, dated as of May 9, 2019, Amendment No. 8, dated as of June 26, 2019, and Amendment No. 9, dated as of October 4, 2019, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (ii) Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the definition of “Aging Limit” in its entirety and all references thereto; and

1.2 adding the following definitions in their proper alphabetical order:

“BPL – Long” means a Business Purpose Mortgage Loan with respect to which (a) the related Mortgaged Property consists of not more than eight (8) units and (b) the related maturity date is five (5) years or more from the date of the Mortgage Note.

“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which (a) the related Mortgaged Property is non-owner occupied; (b) the related Mortgaged Property is primarily used for business or commercial purposes (as referenced in the Truth in Lending Act and its implementing regulation, Regulation Z); (c) the Mortgage Loan has been originated or acquired in accordance with Underwriting Guidelines; and (d) the underwriting decisioning is based upon analysis of the related Mortgage Property’s debt service coverage ratio.

“Non-QM – Low FICO Mortgage Loan” means a Mortgage Loan (a) that is a Non-Agency Non-QM Mortgage Loan and (b) for which the Mortgagor’s FICO score at the time of origination was at least [***] but not greater than [***].

SECTION 2. Conditions Precedent. Section 10(b) of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (13) at the end thereof:

(13) Approved Originator Acknowledgment. With respect to any Business Purpose Mortgage Loan, Administrative Agent shall have received an approved originator acknowledgment letter agreement, in form and substance acceptable to Administrative Agent, executed by Administrative Agent, Seller and the applicable originator.

SECTION 3. Other Indebtedness. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (b)(23) in its entirety and replacing it with the following:

(23) Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof and having obligations that are outstanding or will be payable in the aggregate during the next twelve (12) month period in excess of $[***] is listed on Exhibit J hereto (the “Existing Indebtedness”).

SECTION 4. Notices and Other Communications. Section 20 of the Existing Repurchase Agreement is hereby amended by deleting Administrative Agent’s notice information in its entirety and replacing it with the following:

If to Administrative Agent:

For Transaction Requests:

CSFBMC LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Attention: Margaret Dellafera

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Attention: Margaret Dellafera

Phone Number: 212-325-6471

Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 11th Floor

New York, New York 10010

Attention: Legal Department—RMBS Warehouse Lending

Fax Number: 212-322-2376

SECTION 5. Participations. Section 22(b) of the Existing Repurchase Agreement is hereby amended by deleting the reference to “Section 7” therein and replacing it with a reference to “Section 11”.

SECTION 6. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

6.1 deleting paragraphs (k), (r), (t), (hh) and (ss) thereto in their entirety and replacing them with the following:

(k) Full Disbursement of Proceeds. Other than with respect to a [***] or any other specific mortgage products agreed upon by Buyer in writing, there is no further requirement for future advances under the Mortgage Loan, and, other than with respect to Business Purpose Mortgage Loans, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 184, 203 or 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and/or interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. Other than with respect to a Business Purpose Mortgage Loan, no Mortgage Loan has a balloon payment feature. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on a monthly basis in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.

(t) Occupancy of the Mortgaged Property. As of the date of origination of the Mortgage Loan, the Mortgaged Property is lawfully occupied under applicable law. Other than with respect to Business Purpose Mortgage Loans, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Other than with respect to a Business Purpose Mortgage Loan, with respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(hh) Construction or Rehabilitation of Mortgaged Property. Other than with respect to a [***] Mortgage Loan, a “VA Renovation Mortgage Loan” or any other specific mortgage products agreed upon by Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property. No Business Purpose Mortgage Loan was made in connection with the ground up construction of a Mortgaged Property.

(ss) FICO Scores. With respect to each Non-Agency Non-QM Mortgage Loan (other than a Non-QM – Low FICO Mortgage Loan), the Mortgagor’s FICO score at the time of origination was [***] or greater. With respect to each Non-QM – Low FICO Mortgage Loan, the Mortgagor’s FICO score at the time of origination was at least [***] but less than [***].

6.2 adding the following new paragraphs at the end thereof:

(iii) Type of Loan. With respect to each Business Purpose Mortgage Loan, (i) the Mortgage Loan is primarily for business or commercial purposes (as referenced in the Truth in Lending Act and its implementing regulation, Regulation Z) and not primarily for personal, family or household purposes and (ii) the Mortgaged Property securing the related Mortgage is non-owner occupied. Such Business Purpose Mortgage Loan is not subject to the Truth in Lending Act and its implementing regulation, Regulation Z, and the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X. The Mortgagor has executed a business purpose affidavit stating that the Business Purpose Mortgage Loan is for commercial, business or investment purposes only and that the Mortgagor is not and will not occupy or claim the property as a primary or secondary residence.

(jjj) Income/Assets. With respect to each Business Purpose Mortgage Loan, the originator verified the Mortgagor’s income and assets in accordance with the Underwriting Guidelines.

(kkk) Source of Loan Payments. With respect to Business Purpose Mortgage Loans, no payments due and payable under the terms of the Mortgage Note and Mortgage, have been paid by any person (other than the Mortgagor and any guarantor) who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan.

(lll) Licenses and Permits. With respect to each Business Purpose Mortgage Loan, each Mortgagor covenants in the loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of each related Mortgaged Property in full force and effect, and all such licenses, permits and applicable governmental authorizations are in effect. Seller is not aware of any Mortgagor, guarantor or other obligor on any Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

(mmm)Mortgage Provisions. With respect to each Business Purpose Mortgage Loan, the Mortgage Note or the Mortgage contain provisions regarding the rights and remedies of the holder thereof for the realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to receivership, bankruptcy, insolvency, moratorium and other laws and principles of equity affecting the rights of creditors, whether considered in a proceeding at law or in equity.

(nnn) General Liability Insurance. With respect to each Business Purpose Mortgage Loans, the related Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a hazard and rental loss insurance policy (as applicable) in amounts as required for similar properties in accordance with the Underwriting Guidelines.

(ooo) Assignment of Leases and Rents. With respect to each Business Purpose Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Mortgage Loan, as such document may be amended, modified, renewed or extended from time to time (the “Assignment of Leases and Rents”) was duly executed, acknowledged and delivered and establishes and creates a valid and enforceable first priority collateral assignment of, or lien on, the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the Seller have the full right to assign the same. Each Business Purpose Mortgage Loan contains an Assignment of Leases and Rents, and such Assignment of Leases and Rents is included either in the related Mortgage or in a related separate assignment document. The related assignment of any Assignment of Leases and Rents not included in the related Mortgage has been executed and delivered to the Administrative Agent in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(ppp) Non-conforming Uses. With respect to each Business Purpose Mortgage Loan, if the Mortgaged Property constitutes a legal nonconforming use, the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming purposes if damaged or destroyed or ordinance and law endorsement to hazard policy unless otherwise disclosed to Administrative Agent in writing.

(qqq) No Releases. With respect to each Business Purpose Mortgage Loan, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Business Purpose Mortgage Loan.

SECTION 7. Authorized Representatives. Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting Administrative Agent and Buyers’ Authorizations in its entirety and replacing it with Annex A hereto.

SECTION 8. Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the receipt by Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

8.1 this Amendment, duly executed and delivered by the Administrative Agent, the Buyers and the Seller; and

8.2 Amendment No. 15 to the Amended and Restated Pricing Side Letter, duly executed and delivered by the Administrative Agent, the Buyers and the Seller.

SECTION 9. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement. Each of Seller and Guarantor additionally represents and warrants to the Administrative Agent and the Buyers that there has been no material change to its financial condition since the financial statements most recently delivered to the Administrative Agent pursuant to the Repurchase Agreement.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name:	MARGARET DELLAFERA
Title:	VICE PRESIDENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in Fact

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

By:	/s/ Kenneth Aiani
Name:	Kenneth Aiani
Title:	Vice President

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

Signature Page to Amendment No. 10 to Second Amended and Restated Master Repurchase Agreement